Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet -QUICK AND EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

MEGA MATRIX CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., EST, on_________, 2024.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:

https://www.cstproxy.com/_________

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1.

1. To approve and adopt the Third Amended and Restated Agreement and Plan of Merger and Reorganization dated May 31, 2024 (the “Merger Agreement”), by and among Mega Matrix Corp. (the “Company”), Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) share of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) Class A Ordinary Share in MPU Cayman, and Class A Ordinary Shares of MPU Cayman will be issued to holders of issued and outstanding shares of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature____________________________________ Signature, if held jointly________________________________________ Date_________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MEGA MATRIX CORP.

The undersigned appoints Yucheng Hu and Qin (Carol) Wang, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Mega Matrix Corp. held of record by the undersigned at the close of business on_______, 2024 at the Special Meeting of Stockholders of Mega Matrix Corp. to be held on_______, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)